UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2010

ARCH CHEMICALS, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 229-2900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On May 3, 2010, the Compensation Committee of the Board of Directors of Arch Chemicals, Inc. (the “Company”) approved an amendment to the Arch Senior Executive Pension Plan II (the “SERP II”), a non-qualified senior executive pension plan.

The amendment provides that a participant vests in the pension benefit provided under SERP II if the participant qualifies for benefits under an executive severance agreement on account of an involuntary separation from service without cause regardless of the participant’s age at the time of the separation from service. Prior to this amendment, the plan provided that a participant would not vest in the case of an involuntary separation from service without cause unless the participant was at least age 55. A SERP II participant now will have similar vesting provisions under an involuntary separation from service without cause as a participant in the Company’s Senior Executive Pension Plan I (“SERP I”), another non-qualified senior executive pension plan.

Currently all named executive officers participate in SERP I except for Joseph H. Shaulson, the Company’s Senior Vice President, Wood Protection and Personal Care Ingredients, who participates in SERP II. A copy of the amendment is attached hereto as Exhibit 10.1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

10.1	First Amendment to Arch Senior Executive Pension Plan II, effective as of May 3, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2010

ARCH CHEMICALS, INC.

By:	/s/ STEVEN C. GIULIANO
Name:	Steven C. Giuliano
Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Arch Senior Executive Pension Plan II, effective as of May 3, 2010.

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